UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 26, 2010

_______________

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-15159 (Commission File Number)	93-0780536 (IRS Employer Identification No.)
One Airport Center 7700 N.E. Ambassador Place Portland, Oregon (Address of principal executive offices)	97220 (Zip Code)

Registrant's telephone number, including area code:

(503) 284-7581

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

            (a)  The 2010 annual meeting of shareholders of the Company was held on August 26, 2010.

            (b)  The matters considered and voted on by the Company's shareholders at the annual meeting were as follows:

Proposal 1.  Eight directors were elected, each for a one-year term, by the votes indicated:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
William E. Engel	6,551,743	257,160	2,710,333
Richard Hochhauser	6,347,682	461,221	2,710,333
William P. Livek	6,625,353	183,550	2,710,333
Anne MacDonald	6,347,682	461,221	2,710,333
Martin B. O'Connor, II	6,626,733	182,170	2,710,333
Paul A. Rosenbaum	6,620,846	188,057	2,710,333
Brent D. Rosenthal	6,615,209	193,694	2,710,333
Ralph R. Shaw	6,336,158	472,745	2,710,333

Proposal 2.    Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accountants for the fiscal year ending March 31, 2011.

Shares Voted For	Shares Voted Against	Abstentions
9,446,864	70,292	2,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: August 27, 2010	By:	/s/ David I. Chemerow
David I. Chemerow Chief Operating Officer and Chief Financial Officer

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